EXHIBIT 99.1
TELECOMMUNICATION SYSTEMS, INC. ANNOUNCES PROPOSED OFFERING OF $90 MILLION
OF CONVERTIBLE SENIOR NOTES
ANNAPOLIS, MD, November 9, 2009 — TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS) today announced its intention to commence an offering, subject to market conditions and other factors, of $90 million aggregate principal amount of convertible senior notes. TCS also expects to grant the initial purchasers a 30-day over-allotment option to purchase up to an additional $13.5 million aggregate principal amount of notes. The notes will be due in 2014 and are to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be convertible into shares of TCS’s Class A common stock based on a conversion rate to be determined. The interest rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering. The notes will be TCS’s senior unsecured obligations and will rank equally with all of its present and future senior unsecured debt and senior to any future subordinated debt. The notes will be structurally subordinate to all present and future debt and other obligations of TCS’s subsidiaries. In addition, the notes will be effectively subordinate to all of TCS’s present and future secured debt to the extent of the collateral securing that debt.
TCS intends to use a portion of the net proceeds of the offering to pay TCS’s cost of the convertible note hedge transactions described below, taking into account the proceeds to TCS of the warrant transactions described below, and to use the balance of the net proceeds of the offering for general corporate purposes, including working capital. In addition, TCS’s use of the remaining net proceeds may include the investment in or acquisition of businesses, products and technologies that are complementary to its own.
In connection with the offering, TCS intends to enter into convertible note hedge and warrant transactions with one or more counterparties, which are expected to generally reduce the potential dilution upon future conversion of the notes. The warrant transactions could have a dilutive effect on TCS’s earnings per share to the extent that the price of its Class A common stock exceeds the strike price of the warrants. If the initial purchasers exercise their over-allotment option, TCS may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes and the sale of the additional warrants to increase the size of the convertible note hedge transactions. TCS has been advised that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions previously referenced, the counterparties expect to enter into various derivative transactions with respect to TCS’s Class A common stock. The various derivative transactions could increase (or reduce the size of any decrease in) the price of TCS’s Class A common stock concurrently with or following the pricing of the notes or the exercise of the over-allotment option by the initial purchasers to purchase additional notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
The notes, the shares of Class A common stock underlying such notes, the convertible note hedge transactions, the warrants and the shares of Class A common stock underlying such warrants have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About TeleCommunication Systems
TeleCommunication Systems, Inc. (TCS) (NASDAQ:TSYS) engineers and delivers wireless communications technology, including E9-1-1 services and commercial applications like navigation that use the precise location of a wireless device, and secure satellite-based communications systems and services.
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS’ current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements that (i) TCS’s intention to offer $90 million aggregate principal amount of the notes, subject to market and other conditions; (ii) TCS’s expectations regarding granting the initial purchasers a 30-day over-allotment option to purchase up to an additional $13.5 million aggregate principal amount of notes; (iii) TCS’s intention regarding the use of the net proceeds of the offering; (iv) TCS’s intention to enter into one or more convertible note hedge and warrant transactions and the intention of the counterparties and/or their respective affiliates to such convertible note hedge and warrant transactions to enter into various derivative transactions; and (v) TCS’s expectations regarding the effect on the price of its Class A common stock from the convertible note hedge and warrant transactions and various derivative transactions.
Additional risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the Company’s financial results and the ability of the Company to (i) sustain profitability, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for TCS products and services, (iii) conduct its business in foreign countries, (iv) develop software and provide services without any errors or defects, (vii) protect its intellectual property rights, (viii) evaluate and execute acquisitions and investments, (ix) not incur substantial costs from product liability claims relating to its software, and (x) implement its sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.